EXHIBIT (99)(a)

NEWS RELEASE

November 4, 2010
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $540,000 or $0.10 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended September 30, 2010 as compared to $300,000, or $0.05 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended September 30, 2010 were $192,000, or $0.03 basic and diluted net earnings per common share as compared to $48,000 net loss available to common shareholders, or $0.01 basic and diluted net loss per common share, for the same period one year ago.  The Company recognized a $479,000 net loss from recurring operations for the three months ended September 30, 2010, or $0.09 basic and diluted net loss per share, before adjustment for preferred stock dividends and accretion, as compared to third quarter 2009 net earnings from recurring operations of $670,000, or $0.12 basic and diluted net earnings per share.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in third quarter recurring earnings to an increase in provision for loan losses.

Year-to-date net earnings as of September 30, 2010 and September 30, 2009 were $2.3 million, or $0.41 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the nine months ended September 30, 2010 were $1.2 million or $0.22 basic and diluted net earnings per common share as compared to $1.4 million, or $0.25 basic and diluted net earnings per common share, for the same period one year ago.  Net earnings from recurring operations for the nine months ended September 30, 2010 were $1.5 million, or $0.26 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to net earnings from recurring operations of $1.9 million, or $0.35 basic and diluted net earnings per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in provision for loan losses, which was partially offset by an increase in net interest income, an increase in recurring non-interest income and a decrease in non-interest expense as discussed below.

Net interest income was $8.5 million for the three-month period ended September 30, 2010 compared to $8.3 million for the same period one year ago.  Net interest income after the provision for loan losses decreased 26% to $3.8 million during the third quarter of 2010, compared to $5.1 million for the same period one year ago.  The provision for loan losses for the three months ended September 30, 2010 was $4.7 million as compared to $3.1 million for the same period one year ago, primarily attributable to a $20.5 million increase in non-accrual loans during third quarter 2010 and a $3.0 million increase in net charge-offs during third quarter 2010 compared to third quarter 2009. The increase in non-accrual loans during third quarter 2010 is partially due to the classification of loans as non-accrual that are current but whose repayment is dependent upon the underlying collateral and whose terms are interest only.

Recurring non-interest income amounted to $2.9 million for the three months ended September 30, 2010, as compared to $2.9 million for the same period last year.  Net non-recurring gains of $940,000 for the three months ended September 30, 2010 included a $1.5 million gain on the sale of securities, which was partially offset by $583,000 net losses and write-downs on foreclosed properties.  The gain on sale of securities in third quarter 2010 reflects the repositioning of the Bank’s investment portfolio to recognize a portion of the gains in the investment portfolio.  Net non-recurring losses of $360,000 for the three months ended September 30, 2009 included a $79,000 write-down on an investment combined with a $281,000 loss on the disposition of assets.

Non-interest expense decreased 2% to $7.2 million for the three months ended September 30, 2010, as compared to $7.3 million for the same period last year.  The decrease in non-interest expense included: (1) a decrease of $85,000 or 2% in salaries and benefits expense primarily due to decreases in incentive expense and supplemental retirement plan expense, (2) a decrease of $23,000 or 2% in occupancy expense and (3) a decrease of $54,000 or 2% in non-interest expenses other than salary, employee benefits and occupancy expenses.

Year-to-date net interest income as of September 30, 2010 increased to $24.8 million compared to $24.3 million for the same period one year ago.   This increase is primarily attributable to a reduction in interest expense due to a decrease in the cost of funds for time deposits.   Net interest income after the provision for loan losses decreased 15% to $14.6 million for the nine months ended September 30, 2010, compared to $17.2 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2010 was $10.2 million as compared to $7.2 million for the same period one year ago, primarily attributable to an increase in non-performing assets and a $5.2 million increase in net charge-offs during the nine months ended September 30, 2010 compared to the same period last year.  Net charge-offs during the nine months ended September 30, 2010 included $3.9 million on acquisition, development and construction (“AD&C”) loans, $2.2 million on mortgage loans and $1.8 million on non-real estate loans, which included $1.4 million on commercial loans.

Recurring non-interest income increased 3% to $8.6 million for the nine months ended September 30, 2010, as compared to $8.3 million for the same period one year ago primarily due to a $217,000 increase in service charges and fees resulting from growth in the deposit base coupled with normal pricing changes.  Net non-recurring gains of $994,000 for the nine months ended September 30, 2010 included a $1.7 million gain on sale of securities, which was partially offset by $697,000 net losses and write-downs on foreclosed properties.  Net non-recurring gains of $552,000 for the nine months ended September 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by write-downs of three securities totaling $723,000.  This $1.1 million net gain on the sale and write-down of securities for the nine months ended September 30, 2009 was partially offset by a $521,000 loss on the disposition of assets.

Non-interest expense decreased 5% to $21.4 million for the nine months ended September 30, 2010, as compared to $22.6 million for the same period last year. The decrease in non-interest expense included: (1) a decrease of $767,000 or 7% in salaries and benefits expense primarily due to a $233,000 decrease in salary expense, a $196,000 decrease in supplemental retirement plan expense, a $195,000 decrease in 401-K plan expense and a $185,000 decrease in incentive expense and (2) a decrease of $444,000 or 6% in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a decrease of $486,000 in debit card expense.

Total assets as of September 30, 2010 amounted to $1.1 billion, an increase of 4% compared to total assets of $1.0 billion at September 30, 2009.  This increase is primarily attributable to an increase in investment securities available for sale.  Available for sale securities increased 21% to $227.5 million as of September 30, 2010 compared to $188.4 million as of September 30, 2009.  This increase reflects the investment of additional funds received from growth in deposits and a decrease in loans.

Total loans amounted to $743.3 million as of September 30, 2010 compared to $782.3 million as of September 30, 2009.  This decrease reflects a decline in loan originations combined with continuing payments on existing loans.

Non-performing assets increased 99% to $57.3 million or 5.30% of total assets at September 30, 2010, compared to $28.8 million or 2.74% of total assets at December 31, 2009 primarily due to a $29.6 million increase in non-accrual loans.  Non-performing assets amounted to $29.1 million or 2.79% of total assets at September 30, 2009.  Non-performing loans include $30.5 million in AD&C loans, $19.8 million in commercial and residential mortgage loans and $2.3 million in other loans at September 30, 2010 as compared to $4.8 million in AD&C loans, $18.3 million in commercial and residential mortgage loans and $1.7 million in other loans as of December 31, 2009.  Included in AD&C non-accrual loans at September 30, 2010 is $14.0 million in loans to the largest AD&C relationship in the Bank.  The increase in non-accrual loans during third quarter 2010 is partially due to the classification of loans as non-accrual that are current but whose repayment is dependent upon the underlying collateral and whose terms are interest only.   The allowance for loan losses at September 30, 2010 amounted to $17.7 million or 2.38% of total loans compared to $15.5 million or 1.98% of total loans at September 30, 2009.   The Bank believes it has established the allowance for credit losses pursuant to generally accepted accounting principles, and has taken into account the views of its regulators and the current economic environment.

Deposits amounted to $842.3 million as of September 30, 2010, representing an increase of 6% over deposits of $794.3 million at September 30, 2009.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $40.0 million or 7% to $587.6 million at September 30, 2010 as compared to $548.0 million at September 30, 2009.  Certificates of deposit in amounts greater than $100,000 or more totaled $249.2 million at September 30, 2010 as compared to $240.4 million at September 30, 2009.  This increase is primarily due to a $3.7 million increase in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS) as of September 30, 2010 compared to September 30, 2009.

Securities sold under agreement to repurchase amounted to $41.5 million at September 30, 2010 as compared to $31.9 million at September 30, 2009.

Shareholders’ equity was $102.4 million, or 9.46% of total assets, at September 30, 2010 as compared to $99.5 million, or 9.56% of total assets, at September 30, 2009.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2009.

CONSOLIDATED BALANCE SHEETS
September 30, 2010, December 31, 2009 and September 30, 2009
(Dollars in thousands)

	September 30, 2010	December 31, 2009	September 30, 2009
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$72,467	$29,633	$35,775
Interest bearing deposits	2,844	1,707	1,412
Cash and cash equivalents	75,311	31,340	37,187

Certificates of deposits	735	3,345	-

Investment securities available for sale	227,509	195,115	188,352
Other investments	5,953	6,346	6,117
Total securities	233,462	201,461	194,469

Mortgage loans held for sale	2,114	2,840	1,577

Loans	743,324	778,056	782,272
Less: Allowance for loan losses	(17,718)	(15,413)	(15,474)
Net loans	725,606	762,643	766,798

Premises and equipment, net	17,594	17,947	17,539
Cash surrender value of life insurance	7,475	7,282	7,216
Accrued interest receivable and other assets	19,294	21,636	16,445
Total assets	$1,081,591	$1,048,494	$1,041,231

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$113,539	$117,636	$111,578
NOW, MMDA & Savings	327,938	290,273	272,865
Time, $100,000 or more	249,249	233,142	240,440
Other time	151,579	168,292	169,435
Total deposits	842,305	809,343	794,318

Demand notes payable to U.S. Treasury	352	636	444
Securities sold under agreement to repurchase	41,510	36,876	31,911
Short-term Federal Reserve Bank borrowings	-	-	12,500
FHLB borrowings	70,000	77,000	77,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	4,446	4,797	4,940
Total liabilities	979,232	949,271	941,732

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2010 and 2009	24,582	24,476	24,441
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2010 and 2009	48,269	48,269	48,269
Retained earnings	24,470	23,573	23,043
Accumulated other comprehensive income	5,038	2,905	3,746
Total shareholders' equity	102,359	99,223	99,499

Total liabilities and shareholders' equity	$1,081,591	$1,048,494	$1,041,231

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2010 and 2009
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,983	$10,662	$30,236	$32,603
Interest on federal funds sold	-	-	-	1
Interest on investment securities:
U.S. Government sponsored enterprises	1,365	1,385	3,966	3,947
States and political subdivisions	586	325	1,448	866
Other	61	31	154	90
Total interest income	11,995	12,403	35,804	37,507

INTEREST EXPENSE:
NOW, MMDA & savings deposits	866	789	2,643	2,066
Time deposits	1,637	2,213	5,259	7,669
FHLB borrowings	802	911	2,505	2,666
Junior subordinated debentures	112	116	310	445
Other	99	103	306	312
Total interest expense	3,516	4,132	11,023	13,158

NET INTEREST INCOME	8,479	8,271	24,781	24,349
PROVISION FOR LOAN LOSSES	4,656	3,139	10,217	7,156
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,823	5,132	14,564	17,193

NON-INTEREST INCOME:
Service charges	1,434	1,511	4,195	4,094
Other service charges and fees	523	472	1,684	1,568
Gain (loss) on sale and write-down of securities	1,523	(79)	1,691	1,072
Mortgage banking income	125	129	372	633
Insurance and brokerage commission	85	87	275	286
Miscellaneous	167	383	1,380	1,287
Total non-interest income	3,857	2,503	9,597	8,940

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,511	3,596	10,464	11,231
Occupancy	1,334	1,357	3,986	3,990
Other	2,337	2,391	6,978	7,421
Total non-interest expense	7,182	7,344	21,428	22,642

EARNINGS BEFORE INCOME TAXES	498	291	2,733	3,491
INCOME TAXES	(42)	(9)	454	1,206

NET EARNINGS	540	300	2,279	2,285

Dividends and accretion on preferred stock	348	348	1,045	898

NET EARNINGS (LOSS) AVAILABLE TO
COMMON SHAREHOLDERS	$192	$(48)	$1,234	$1,387

PER COMMON SHARE AMOUNTS
Basic net earnings (loss)	$0.03	$(0.01)	$0.22	$0.25
Diluted net earnings (loss)	$0.03	$(0.01)	$0.22	$0.25
Cash dividends	$0.02	$0.07	$0.06	$0.24
Book value	$13.96	$13.44	$13.96	$13.44

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2010 and 2009
(Dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$234,819	$172,027	$212,048	$151,647
Loans	752,475	788,435	762,692	782,786
Earning assets	1,004,270	968,805	992,379	948,378
Assets	1,080,718	1,025,113	1,074,705	1,003,717
Deposits	840,985	776,680	835,489	758,804
Shareholders' equity	102,744	99,007	102,137	100,917

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.48%	3.48%	3.46%	3.53%
Return of average assets	0.20%	0.12%	0.28%	0.30%
Return on average shareholders' equity	2.09%	1.20%	2.98%	3.03%
Shareholders' equity to total assets (period end)	9.46%	9.56%	9.46%	9.56%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,981	$13,290	$15,413	$11,026
Provision for loan losses	4,656	3,139	10,217	7,156
Charge-offs	(4,108)	(1,110)	(8,362)	(3,166)
Recoveries	189	155	450	458
Balance, end of period	$17,718	$15,474	$17,718	$15,474

ASSET QUALITY:
Non-accrual loans			$52,398	$23,990
90 days past due and still accruing			96	1,411
Other real estate owned			4,804	3,662
Total non-performing assets			$57,298	$29,063
Non-performing assets to total assets			5.30%	2.79%
Allowance for loan losses to non-performing assets			30.92%	53.24%
Allowance for loan losses to total loans			2.38%	1.98%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	9/30/2010	9/30/2010
Risk Grade 1 (excellent quality)	3.42%	3.56%
Risk Grade 2 (high quality)	16.79%	16.13%
Risk Grade 3 (good quality)	47.22%	53.09%
Risk Grade 4 (management attention)	18.34%	17.39%
Risk Grade 5 (watch)	5.43%	5.24%
Risk Grade 6 (substandard)	1.60%	1.51%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans
At September 30, 2010 there were seven relationships exceeding $1.0 million (which totaled $11.8 million) in the Watch risk grade, ten relationships exceeding $1.0 million in the Substandard risk grade (which totaled $19.4 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. There was one relationship with loans in the Watch risk grade and the Substandard risk grade totaling $1.5 million. These customers continue to meet payment requirements in accordance with the terms of the promissory notes on these loans.

(END)